Exhibit 99.7


                         CHOICE ONE COMMUNICATIONS INC.

                          STOCK OPTION EXCHANGE PROGRAM

                                 ELECTION LETTER
                             (Letter of Transmittal)

                             ______________________

            THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
                    EASTERN TIME (U.S.) ON JANUARY 21, 2003,
                          UNLESS THE OFFER IS EXTENDED
                             ______________________


Delivery of this Election Letter, including your Personalized Election Form (Schedule A to this Election Letter) to an address other than as set forth below or transmission via facsimile to a number other than as set forth below will not constitute a valid delivery.

TO:      Choice One Communications Inc.
         Human Resources Department
         Attention:  Janet Smith
         Stock Option Exchange Program
         100 Chestnut Street, Suite 600
         Rochester, New York  14604
         Facsimile:  (585) 530-2738


A. I have received, read, and understand: (1) the Choice One Communications Inc. Offer to Exchange Certain Options to Purchase Common Stock, par value $.01 per share, Issued Under the Choice One Communications Inc. 1998 Employee Stock Option Plan (May 2000 Restatement), dated December 19, 2002 (the "Offer to Exchange"); and
         (2) this Election Letter (which includes the Personalized Election Form attached and made a part of this Election Letter as Schedule A and the Election Instructions attached and made a part of this Election Letter as Schedule B) (together, as they may be amended from time to time, constituting the "Offer"), offering to Eligible Colleagues who hold stock options to purchase common stock granted pursuant to the Choice One Communications Inc. 1998 Employee Stock Option Plan (May 2000 Restatement), as amended (the "Plan") the opportunity to exchange certain of those stock options outstanding on the Expiration Date of the Offer (the "Current Options") for new stock options exercisable at an


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         exercise price equal to the fair market value of Choice One's common stock on January 21, 2003, or if the Offer is extended, a later date which follows the cancellation of the Current Options (the "New Options"). Each of the documents described above is filed with the Securities and Exchange Commission as an exhibit to the Choice One Communications Inc. Tender Offer Statement on Schedule TO, dated December 19, 2002.

B. Subject to, and effective upon, Choice One's acceptance for exchange of my Current Options in accordance with the terms and subject to the conditions of the Offer, I hereby sell, assign and transfer to Choice One all right, title and interest in and to certain or all of my Current Options. I have indicated the Current Options I wish to exchange by my initials on the line next to the description of the Current Options on my Personalized Election Form, provided with this Election Letter as Schedule A. I represent and warrant that I have full power and authority to exchange my Current Options and that, when and to the extent that my Current Options are accepted for exchange by Choice One, my Current Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and my Current Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents Choice One considers necessary or desirable to complete the exchange of my Current Options pursuant to the Offer. I understand, acknowledge and agree that:

      (1) My election to participate in the Offer is voluntary. I may exchange my Current Options, but I am not required to exchange my Current Options in the Offer. I understand that I am permitted to make a full exchange of my Current Options pursuant to the terms of the Offer or to exchange only one or more grants of my Current Options, as I choose, and not all of my grants. I further understand that I have a one-time right to elect to exchange my Current Options by submitting this Election Letter, including the Personalized Election Form. Therefore, if I submit an Election Letter and Personalized Election Form with respect to some, but not all of my Current Options, I will not have another opportunity to elect to exchange my remaining Current Options.

      (2) All Current Options properly exchanged prior to 12:00 midnight, Eastern Time (U.S.), on January 21, 2003, unless Choice One has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn, will be canceled in the Offer and exchanged for New Options, upon the terms and subject to the conditions of the Offer, including my continued employment and the other conditions described in the Offer to Exchange.

      (3) The New Options will be granted under the same Plan as the Current Options they replace. As described in (6) below, based on the exchange ratio, the New Options will be exercisable for fewer shares of common stock than the exchanged Current Options. The percentage of the New Options that will be vested will be the same as the percentage of my exchanged Current Options that are vested. The remaining New Options will be unvested and the remaining vesting schedule will be extended by one year from the original Current Option grant date. The number of unvested New Options will be divided by the number of years remaining in the New Option vesting schedule and will vest equally each year. The New Options will have an exercise price equal to the fair market value of the common stock on the Replacement Grant Date, determined by the last sale price of the common stock on OTC Bulletin Board (or, in the absence of any trades, the average of the best bid and best ask) at the 4:00 p.m. stock market close on the Replacement Grant Date.

      (4) Upon Choice One's acceptance of the Current Options for exchange, I understand that all option packages with respect to my Current Options will be cancelled, null and void and will be of no further force or effect. New Options will be granted subject to the terms and conditions of the Offer and the Plan under which they are granted. Choice One will send me a confirmation of the terms of my New Options after the Expiration Date.


      (5) The New Options I will receive will not be granted until 12:00 midnight, January 21, 2003, or, if the Offer is extended, on the same date as the cancellation of my Current Options. New Options will only be issued to me if I am actively employed by Choice One on the date of grant of the New Options.


      (6) The number of New Options to be granted in exchange for Current Options that are accepted for exchange and canceled in the Offer will vary depending on the exercise price of my Current Options and will be determined as follows:

               -------------------------------- --------------------------------
                                                  Number of New Options to be
                   For Current Options with      granted as a percent of shares
                       exercise prices:          covered by exchanged Current
                                                            Options:
               -------------------------------- --------------------------------
                   $4.00 and under                             80%
               -------------------------------- --------------------------------
                   $4.01 to $8.00                              65%
               -------------------------------- --------------------------------
                   $8.01 to $20.00                             40%
               -------------------------------- --------------------------------
                   Over $20.00                                 25%
               -------------------------------- --------------------------------

               Choice One will not issue any New Options exercisable for fractional shares. Instead, if the exchange ratio yields a fractional amount of shares, Choice One will round up (.50 or over) or down (.49 or under) to the nearest whole number of shares with respect to each option.

      (7) The New Options will have an exercise price equal to the fair market value of Choice One's common stock on the Replacement Grant Date, determined by the last sale price of the common stock on OTC Bulletin Board (or, in the absence of any trades, the average of the best bid and best ask) at the 4:00 p.m. stock market close on the Replacement Grant Date.

      (8) If my employment terminates for any reason, with or without cause and including death or disability, before the date the New Options are granted, I will not receive any New Options, my Election Letter and Personalized Election Form will be terminated and my Current Options will remain in effect in accordance with their terms.

      (9) If I exchange any of my Current Options, they will be irrevocably canceled upon their acceptance by Choice One on the Expiration Date, and I will have no rights under the Current Options.

      (10) By exchanging the Current Options by submitting this Election Letter, including my Personalized Election Form, pursuant to the procedure described in the Offer to Exchange and in the Instructions to this Election Letter, I accept the terms and conditions of the Offer. Choice One's acceptance for exchange of my Current Options will constitute a binding agreement between Choice One and me upon the terms and subject to the conditions of the Offer.

      (11) Under certain circumstances set forth in the Offer to Exchange, Choice One may extend, terminate, amend or suspend the Offer and postpone its acceptance and cancellation of any Current Options.

      (12) If I choose not to exchange some or all of my Current Options, all of the Current Options not exchanged will remain outstanding in accordance with their terms and retain their current exercise price and vesting schedule.

      (13) Choice One has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer with respect to some or all of my Current Options.

      (14) I agree to all of the terms and conditions of the Offer as they appear in the Offer.

      (15) All authority in this Election Letter will survive my death or incapacity, and all of my obligations in this Election Letter will be binding upon my heirs, personal representatives, successors and assigns.

      (16) Participation in the Offer will not be construed as a right to my continued employment with Choice One and my employment with Choice One can be terminated at any time by me or Choice One with or without cause or notice, subject to the provisions of applicable law.

      (17) The possibility exists that the exercise price of my New Options could be higher than the exercise price of my Current Options or than future prices in the market for common stock. I have reviewed and considered the other risks of participating in the Offer.

      (18) I have a one-time right to withdraw my election to exchange any of my Current Options and, may therefore, withdraw my exchanged Current Options under the Offer, by submitting my Withdrawal of Election Form for receipt by Choice One prior to 12:00 midnight, Eastern Time (U.S.), on January 21, 2003, unless this date is extended.

      (19) Any capitalized term used in this Election Letter which is not defined within this Election Letter will have the same meaning for this Election Letter as that given to it in the Offer to Exchange.

      (20) The Current Options and New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, bonuses, or retirement benefits or similar payments.

      (21) I understand that: (a) the Offer to Exchange; and (b) this Election Letter, which are exhibits to the Choice One Communications Inc. Tender Offer Statement on Schedule TO, dated December 19, 2002 filed with the SEC contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents or oral representations from Choice One or their respective officers, directors, colleagues, representatives or agents in deciding to accept or reject the Offer.

Remember, Choice One must also receive your signed and initialed Personalized Election Form with this Election Letter (the entire Election Letter must be receiveed, not just the signature page) by the Expiration Date.

Both documents are required to be received by Choice One prior to the Expiration Date.

         Please complete, sign and date the following. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Choice One of the authority of such person so to act must be submitted with this Election Letter.

I have read, understand, acknowledge and agree to all of the terms and conditions of the Offer.


                             SIGNATURE OF COLLEAGUE


---------------------------------                 Date:
(Signature of Colleague)                                -----------------------


Name:
     ----------------------------
         (Please Print)

                                                   SCHEDULE A TO ELECTION LETTER
                                                      Personalized Election Form
                                                             (included herewith)

Schedule A                                        CHOICE ONE COMMUNICATIONS INC.    [GRAPHIC OMITTED]
   [Name]                         Stock Option Exchange Program Personalized Election Form
   [Employee Number]                                       Election Period
   [Location]                                   December 19, 2002 - January 21, 2003

     We are proud to provide you with your Stock Option Exchange Program Personalized Election Form. This form provides a listing of your outstanding Current Options prior to January 2, 2002 which are eligible to participate in the program. This form also shows the number of New Options you will receive (per grant) if you exchange your Current Options. We must receive this form and the Election
Letter by 12:00 midnight, Eastern Time (U.S.) on January 21, 2003 (unless the election period is extended by Choice One). Your election will not be accepted if received after 12:00 midnight, Eastern Time (U.S.) on January 21, 2003. You make your election by personally delivering, faxing, mailing or overnighting this Election Form pursuant to the Election Instructions. If you wish to withdraw your election, we must receive a Withdrawal of Election Form by 12:00 midnight, Eastern Time (U.S.) on January 21, 2003.
Refer to the Withdrawal Instructions contained in your Withdrawal Package.

                                                                                                                       New
                  Grants*                Current           Current          Current           Exchange             Option Grant
            to Exchange (Initial)       Grant Date       Grant Price        Options             Ratio              If Exchanged
            --------------------------------------------------------------------------------------------------------------------
             *  Exchange ________


* Indicate the Option Grants you wish to exchange by putting your initials next to those grants.

Important Notes about this statement:
   * This statement was created based on data on file as of November 20, 2002. Great care has been taken in the preparation of this statement. Please verify the information for accuracy at the Company's stock option website maintained by Merrill Lynch at
www.benefits.ml.com. To the extent there are inconsistencies between the terms of this Personalized Election Form and the Company's records, the Company's records will control.
   * The number of New Options received will be in whole numbers only.
   * This statement does not include any options that have been granted on or after January 2, 2002. Any options granted on or after January 2, 2002 are not eligible for the exchange program.
   * This statement does not include performance based options granted on January 1, 2002, as they are not eligible for the exchange program.
   * If you elect to participate, you must exchange each grant individually. You must exchange all options within each grant.
   * The exercise price of the New Options will be determined on the Replacement Grant Date, which is expected to be on or about
January 21, 2003, unless the Company, in its discretion extends the Expiration Date.
   * Review your option information at the Choice One Merrill Lynch website www.benefits.ml.com for more detailed information on your Current Option grants.

  By signing this Personalized Election Form, I elect to               Stock Option Stock Option     Mail, Fax or Overnight
  participate in and agree to all of the terms of the                  Exchange Ratio Key:           Completed Form to:
  Exchange Program as described in the Offer to Exchange, the          ------------------------      ------------------------------
  Election Letter and the other information referred to                $4.00 and under = 80%         Choice Once Communication Inc.
  therein. I understand and acknowledge that if the Company            $4.01 to $8.00 = 65%          ATTN: Janet Smith
  accepts my elections, I am irrevocably canceling my                  $8.01 to $20.00 =40%          100 Chestnut Street, Suite 600
  Current Options as of the end of the election period,                Over $20.00 =25%              Rochester, New York 14604
  January 21, 2003. I further understand and acknowledge                                             Fax: (585) 530-2738
  that if for any reason I am not employed by the Company on           ------------------------      -------------------------------
  the date of the new grant, I will not receive the New
  Options and I will continue to hold my Current Options,
  subject to their terms.

  Signature                                  Date

------------------------------------------------------------    (Note:  You must also sign and return the Election Letter)

Please print name:
                  -----------------------------------

                                       -2-

                                                  Choice One Communications Inc.
                                                   Stock Option Exchange Program
                                                 Vesting Schedules for New Options


[Name]
[Employee No.]
[Location]

----------------------------------------------------------------------------------------------------------------------------------
                                                                          Y e a r l y  V e s t i n g  S c h e d u l e
------------- ------------ ----------- --------------  ---------------------------------------------------------------------------
                                                            Year One           Year Two           Year Three        Year Four
------------- ------------ ----------- --------------  -----------------    ----------------   ------- --------  ------ ----------
Current Grant  New Option   New Vested  New Unvested     Amount  Vesting    Amount   Vesting   Amount   Vesting  Amount  Vesting
     Date       Grant If      Options   Options if
                Exchanged                Exchanged
----------------------------------------------------------------------------------------------------------------------------------

------------  ------------  ----------  ------------     ------  -------    -------  -------   -------  -------  ------  ---------

------------  ------------  ----------  ------------     ------  -------    -------  -------   -------  -------  ------  ---------

----------------------------------------------------------------------------------------------------------------------------------


This is the vesting schedule for New Options if you elect to exchange all of your Current Options under the terms and conditions of the Choice One Communications Inc. Stock Option Exchange Program. In the event of any inconsistencies between the terms of this statement and the Company's records, the Company's records will control.

This statement does not include any options that have been granted on or after January 2, 2002. Any options granted on or after
January 2, 2002, are not eligible for the stock option exchange program. This statement also excludes performance based options granted on January 1, 2002, as they are not eligible for the stock option exchange program.

                                                   SCHEDULE B TO ELECTION LETTER


                              ELECTION INSTRUCTIONS


1. Delivery of Election Letter, Including the Personalized Election Form

   To participate in the Offer, your properly completed, signed and dated Election Letter and Personalized Election Form must be received by us no later than 12:00 midnight, Eastern Time (U.S.) on January 21, 2003 (or such later date and time if we extend the expiration of the Offer). You may deliver your election by hand delivery directly to Janet Smith at the address below; otherwise, your election must be made in one of the following three ways:

      o Fax. You may participate in the Offer by faxing a properly completed, signed and dated Election Letter and Personalized Election Form to Janet Smith in the Human Resources Department at (585) 530-2738.

      o Standard Mail. You may participate in the Offer by mailing a properly completed, signed and dated Election Letter and Personalized Election Form in a stamped envelope to the following address:

                           Choice One Communications Inc.
                           Human Resources Department
                           Attn:  Janet Smith
                           Stock Option Exchange Program
                           100 Chestnut Street, Suite 600
                           Rochester, New York 14604

      o Overnight Delivery. You may participate in the Offer by sending, at your expense, a properly completed, signed and dated Election Letter and Personalized Election Form by pre-paid recognized overnight delivery service to the address set forth above.


       Note: The method by which you submit your Election Letter and Personalized Election Form is at your discretion and risk, and your election will be considered made only when actually received by Choice One. If you elect to deliver your signed Election Letter and Personalized Election Form by standard mail to the address listed above, Choice One recommends that you use registered mail with return receipt requested. The cost to send your Election Letter and Personalized Election Form registered mail will be approximately $4.50, and this cost will be yours to incur.

       In all cases, you should allow sufficient time to ensure timely delivery.

       Delivery by e-mail will not be accepted.

       Choice One will not accept any alternative, conditional or contingent exchanges. All exchanging Eligible Colleagues, by signing the Election Letter and Personalized Election Form, waive any right to receive any notice of the acceptance of that exchange.

2. Withdrawal of Election to Participate

   You may withdraw your election to participate in the Offer only once. We must receive your properly completed, signed and dated Withdrawal of Election Form no later than 12:00 midnight, Eastern Time (U.S.) on January 21, 2003 (or such later date and time if we extend the expiration of the Offer). If you elect to complete the Withdrawal of Election Form, all Current Option grants previously elected for exchange will be withdrawn from the Offer, and you will keep your Current Options.

   For example: you have five eligible Current Option grants, three of which you elected to exchange. By completing the Withdrawal of Election Form, the election for exchange of the three option grants will be cancelled and you will keep all five of your Current Option grants.

   Please keep in mind that if you withdraw your election, you may not again exchange your Current Options under the Offer.

   To withdraw your election, you may hand deliver your Withdrawal of Election Form directly to Janet Smith at the address below, or we must receive your Withdrawal of Election Form in one of the following three ways:

      o Fax. You may withdraw your election by faxing a properly completed, signed and dated Withdrawal of Election Form to Janet Smith in the Human Resources Department at (585) 530-2738.

      o Standard Mail. You may withdraw your election by mailing a properly completed, signed and dated Withdrawal of Election Form in a stamped envelope to the following address:

                           Choice One Communications Inc.
                           Human Resources Department
                           Attn:  Janet Smith
                           Stock Option Exchange Program
                           100 Chestnut Street, Suite 600
                           Rochester, New York 14604

      o Overnight Delivery. You may withdraw your election by sending, at your expense, a properly completed, signed and dated Withdrawal of Election Form by pre-paid recognized overnight delivery service to the address set forth above.

           Note: The method by which you submit your Withdrawal of Election Form to withdraw from participation in the Offer is at your discretion and risk, and your withdrawal will be considered made only when actually received by Choice One. If you elect to deliver your Withdrawal of Election Form by standard mail to the address listed above, Choice One recommends that you use registered mail with return receipt requested. The cost to send your Withdrawal of Election Form registered mail will be approximately $4.50, and this cost will be yours to incur.

           In all cases, you should allow sufficient time to ensure timely delivery.

           Delivery by e-mail will not be accepted.

           Choice One will not accept any alternative, contingent or conditional withdrawals. Any withdrawing Eligible Colleagues, by signing the Withdrawal of Election Form, waive any right to receive notice of the effectiveness of the withdrawal.

3. Exchanges

   If you intend to exchange your Current Options under the Offer, you may exchange all or a portion of your eligible, Current Options by grant date. You have a one-time right to elect to exchange your Current Options by submitting the Election Letter and Personalized Election Form. Therefore, if you submit an Election Letter and Personalized Election Form with respect to some, but not all of your Current Options, you will not have another opportunity to elect to exchange your remaining Current Options.

4. Signatures on Election Letter and Personalized Election Form

   If the Election Letter and Personalized Election Form are signed by the Eligible Colleague who is the holder of the Current Options, the signature must be made by such colleague. If the Election Letter and Personalized Election Form are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Choice One of the authority of such person so to act must be submitted with the Election Letter and Personalized Election Form.

5. Other Information on the Election Letter and Personalized Election Form

   You must sign and date the Election Letter and Personalized Election Form in order for your elections to take place. Except to the extent Choice One is required or permitted by law, the information which you provide for participating in the Offer, and any other information obtained or provided during the course of your participating in the Offer will be used solely for the purposes of administration of the Offer.

6. Requests for Assistance or Additional Copies

   Any questions or requests for assistance, as well as requests for copies of the Tender Offer Statement on Schedule TO, or additional copies of the Offer to Exchange or this Election Letter and Personalized Election Form should be directed to your Regional Human Resource Manager at (585) 246-4231.

7. Irregularities

   All questions as to the Current Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Current Options will be determined by Choice One in its discretion, which determination will be final and binding on all parties. Choice One reserves the right to reject any or all exchanges of Current Options it determines not to be in proper form, or does not comply with the conditions of the Offer, or the acceptance of which may be unlawful. Choice One also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the exchange of any particular Current Options, or with respect to any particular Eligible Colleague, and Choice One's interpretation of the terms of the Offer (including these instructions) will be final and binding to all parties. No exchange of Current Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exchanges must be cured within such time as Choice One will determine. Neither Choice One nor any other person is or will be obligated to give notice of any defects or irregularities in exchanges, and no person will incur any liability for failure to give any such notice.

8. Important Tax Information

   You should also contact your own tax advisor to determine the tax consequences applicable to your specific situation.

9. Additional Documents to Read

   In addition to this Election Letter, you should also carefully read the Offer to Exchange before you decide whether or not to participate in the Offer. These documents are filed with the Securities and Exchange Commission as an exhibit to the Choice One Communications Inc. Tender Offer Statement on Schedule TO, dated December 19, 2002.
                                       4